As filed with the Securities and Exchange Commission on November 12, 2004.
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          PRE-PAID LEGAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)
        Oklahoma                                                73-1016728
(State or jurisdiction of                                    (I.R.S. Employer
incorporation or organization)                              Identification No.)

One Pre-Paid Way
Ada, Oklahoma 74820                                                74820
(Address of Principal Executive Offices)                         (Zip Code)
                     ---------------------------------------

                          PRE-PAID LEGAL SERVICES, INC.
               EMPLOYEE STOCK OWNERSHIP AND THRIFT PLAN AND TRUST
                            (Full title of the plan)
                                   Randy Harp
                                One Pre-Paid Way
                               Ada, Oklahoma 74820
                     (Name and address of agent for service)
                                 (580) 436-1234
          (Telephone number, including area code, of agent for service)
                                    Copy to:
                            Michael M. Stewart, Esq.
                   Crowe & Dunlevy, A Professional Corporation
                                20 North Broadway
                                   Suite 1800
                          Oklahoma City, Oklahoma 73102
                                 (405) 235-7700




                         CALCULATION OF REGISTRATION FEE
============================================================================================================================

                                                               Proposed               Proposed
                                                                Maximum               Maximum
         Title of Securities              Amount to         Offering Price           Aggregate              Amount of
         to be Registered(1)           be Registered(2)      Per Share(3)        Offering Price(3)      Registration Fee
----------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01 per               80,000          $ 29.27             $ 2,341,600             $ 296.68
share
============================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.
(2) The shares of Common Stock being registered consist of shares to be acquired by the Trustee pursuant to the plan for the account of participants with participant contributions and employer contributions.
(3) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee, based on the high and low prices of the Common Stock on the New York Stock Exchange on November 10, 2004.


     The contents of the Registrant's Registration Statement on Form S-8 (File No. 33-82144) relating to the Pre-Paid Legal Services, Inc. Employee Stock Ownership and Thrift Plan and Trust (the "Plan"), are incorporated herein by reference. This Registration Statement has been filed in accordance with General Instruction E to Form S-8 for the purpose of registering the offer and sale of an additional 80,000 shares of Common Stock that may be issued or sold by the Registrant in connection with the Plan.

     For a list of exhibits filed as part of this Registration Statement, see the Exhibit Index hereto.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ada, State of Oklahoma on November 12, 2004.

                                   PRE-PAID LEGAL SERVICES, INC.

                                   By:  /s/ Randy Harp
                                   ---------------------------------------------
                                        Randy Harp
                                        Chief Operating Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Name                                  Position                                       Date

HARLAND C. STONECIPHER*                 Chairman of the Board of Directors and Chief    November 12, 2004
----------------------
Harland C. Stonecipher                  Executive Officer (Principal Executive
                                        Officer)


Steve Williamson                        Chief Financial Officer (Principal Financial    November 12, 2004
----------------
Steve Williamson                        and Accounting Officer)

ORLAND G. ALDRIDGE*                                                                     November 12, 2004
------------------
Orland G. Aldridge                      Director

MARTIN H. BELSKY*                                                                       November 12, 2004
----------------
Martin H. Belsky                        Director

PETER K. GRUNEBAUM*                     Director                                        November 12, 2004
------------------
Peter K. Grunebaum

JOHN W. HAIL*                           Director                                        November 12, 2004
-------------
John W. Hail

THOMAS W. SMITH*                        Director                                        November 12, 2004
----------------
Thomas W. Smith


*By:   Randy Harp
       ----------
       Randy Harp
       Attorney-in-fact






The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Committee members have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ada, State of Oklahoma on the 12th day of November, 2004.


Name
/s/ Randy Harp
-----------------------------------
Randy Harp, Committee Member

/s/ Steve Williamson
-----------------------------------
Steve Williamson, Committee Member

/s/ Kathleen Pinson
-----------------------------------
Kathleen Pinson, Committee Member

                                INDEX TO EXHIBITS


     Exhibit
        No.                                     Description


       5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities.

      23.1               Consent of Grant Thornton LLP.

      23.2 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1).

      24.1               Powers of Attorney.

                                   EXHIBIT 5.1

                                November 11, 2004

Pre-Paid Legal Services, Inc.
One Pre-Paid Way
Ada, Oklahoma 74820

                    Re: Pre-Paid Legal Services, Inc. - Registration Statement on Form S-8 Relating to 80,000 Additional Shares of Common Stock in Connection with the Pre-Paid Legal Services, Inc. Employee Stock Ownership and Thrift Plan and Trust (the "Plan")

Ladies and Gentlemen:

     Pre-Paid Legal Services, Inc. (the "Company") has approved the amendment of the above referenced registration statement for the Plan to increase the number of shares of common stock, $0.01 par value per share, of the Company issuable pursuant to the Plan by 80,000 (the "Additional Shares").

     You have requested our advice with respect to the legality of the Additional Shares issuable pursuant to the Plan.

     We have examined, and are familiar with, the originals or copies, the authenticity of which have been established to our satisfaction, of all documents and other instruments we have deemed necessary to express the opinions hereinafter set forth. We have assumed the accuracy and completeness of such documents and instruments and of the information contained therein.

     Based on the foregoing, and upon consideration of applicable law, it is our opinion that the Additional Shares that may be acquired by the Plan have been or will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the above-captioned Registration Statement.


                                   Respectfully submitted,

                                   CROWE & DUNLEVY
                                   A PROFESSIONAL CORPORATION


                                   By: /s/ Michael M. Stewart
                                   ----------------------------------------
                                   Michael M. Stewart

                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We have issued our report dated February 27, 2004 accompanying the consolidated financial statements and schedule of Pre-Paid Legal Services, Inc. and subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement. We have also issued our report dated June 18, 2004 accompanying the financial statements and schedules of Pre-Paid Legal Services, Inc. Employee Stock Ownership and Thrift Plan and Trust appearing in Amendment No. 1 of the Annual Report on Form 10-K/A for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.



     GRANT THORNTON LLP

     Oklahoma City, Oklahoma
     November 11, 2004

                                  EXHIBIT 24.1






                                POWER OF ATTORNEY



     KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Randy Harp and Steve Williamson, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8, relating to up to 80,000 additional shares of Common Stock that may be issued pursuant to the Employee Stock Ownership and Thrift Plan and Trust of Pre-Paid Legal Services, Inc., and all amendments thereto (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                     Signature                                       Title                          Date

 /s/ Harland C. Stonecipher                               Chairman of the Board of Directors  November 12, 2004
----------------------------------------------------
              Harland C. Stonecipher                      and Chief Executive Officer


/s/ Orland G. Aldridge                                             Director                   November 12, 2004
----------------------------------------------------
                Orland G. Aldridge


/s/ Martin H. Belsky                                               Director                   November 12, 2004
----------------------------------------------------
                 Martin H. Belsky


/s/ Peter K. Grunebaum                                             Director                   November 12, 2004
----------------------------------------------------
                Peter K. Grunebaum


/s/ John W. Hail                                                   Director                   November 12, 2004
----------------------------------------------------
                   John W. Hail


/s/ Thomas W. Smith                                                Director                   November 12, 2004
----------------------------------------------------
                  Thomas W. Smith

